Exhibit 10.11

INSTRUMENTO PARTICULAR DE CONTRATO DE LOCAÇÃO DE IMÓVEL NÃO RESIDENCIAL E OUTRAS AVENÇAS	PRIVATE INSTRUMENT OF NON RESIDENTIAL LEASE AGREEMENT AND OTHERS

LOCADORA: PAH BRASIL PARTICIPAÇÕES LTDA., sociedade limitada constituída e existente em conformidade com as leis do Brasil, com sede na cidade de São Paulo, Estado de São Paulo, na Rua Alexandre Dumas, nº. 1711, 8º andar, Bairro Chácara Santo Antônio, CEP 04717-004, inscrita no CNPJ sob nº 16.432.658/0001-02, neste ato representada na forma do seu Contrato Social, doravante designada simplesmente “LOCADORA”.	LANDLORD: PAH BRASIL PARTICIPAÇÕES LTDA., a limited company organized and existing in accordance with the law of Brazil, with its principal place of business at Rua Alexandre Dumas, No. 1711, 8th floor, in the City of São Paulo, State of São Paulo, Zipcode 04717-004, enrolled at the National Register of Legal Entities -CNPJ/MF under No. 16.432.658/0001-02, herein represented pursuant to its Articles of Association, hereinafter referred to as “LANDLORD”.

LOCATÁRIA: LABORATÓRIOS PFIZER LTDA., sociedade limitada constituída e existente em conformidade com as leis do Brasil, com sede na Cidade de Guarulhos, Estado de São Paulo, na Avenida Presidente Tancredo de Almeida Neves, 1555, inscrita no CNPJ sob o nº 46.070.868/0001-69, neste ato representada na forma do seu Contrato Social, doravante designada simplesmente “LOCATÁRIA”.	TENANT: LABORATÓRIOS PFIZER LTDA., a limited company organized and existing in accordance with the law of Brazil, with head office in the City of Guarulhos, State of São Paulo, at Avenida Presidente Tancredo de Almeida Neves, 1555, enrolled at the CNPJ/MF under No. 46.070.868/0001-69, herein represented pursuant to its Articles of Association, hereinafter “TENANT”.

CONSIDERANDO QUE:	WHEREAS:

(A) De acordo com o Protocolo de Cisão Parcial, Incorporação da Parcela	(A) In accordance with the Protocol of Partial Spin-Off, Merger of the Spun-off

Cindida e Justificação, bem como com as Atas de Reunião de Sócios da LOCADORA e da LOCATÁRIA desta data, deliberando sobre a cisão parcial da LOCATÁRIA (“Documentos da Cisão”), a LOCATÁRIA segregou as atividades de distribuição no Brasil de produtos veterinários e produtos destinados à alimentação animal, assim como transferiu à LOCADORA a propriedade do imóvel localizado na Avenida Presidente Tancredo de Almeida Neves n° 1.555, na Cidade de Guarulhos, Estado de São Paulo, objeto das matrículas nºs 88.486, 3.411 e 3.412 do 1º Registro de Imóveis de Guarulhos, Estado de São Paulo (“Imóvel”).	Assets and Justification, as well as with the Minutes of the Partners’ meetings of the LANDLORD and TENANT of today, resolving on the partial spin-off of the TENANT (“Spin-Off Documents”), the TENANT segregated the activities of distribution of veterinary products and animal food products in Brazil, and transferred the ownership of the property located at Avenida Presidente Tancredo de Almeida Neves No. 1555, in the City of Guarulhos, State of São Paulo, object of records No. 88,486, 3,411 and 3,412, issued by the 1st Real Estate Registry of Guarulhos, State of São Paulo (“Property”), to LANDLORD.

(B) A LOCATÁRIA, ainda na qualidade de proprietária do Imóvel, celebrou com o PFIZER CLUBE, associação brasileira, com sede na Cidade de Guarulhos, Estado de São Paulo, na Avenida Monteiro Lobato n° 2.270, inscrita no CNPJ sob o n° 54.789.698/0001-03 (“Pfizer Clube”), o Instrumento Particular de Arrendamento de Bem Imóvel em 05.08.1969 (conforme aditado em 18.02.1974, 07.04.1983 e 21.02.1990) (“Contrato Original”), no qual dava em arrendamento determinada área do Imóvel, doravante denominada como “Área do Clube”.	(B) TENANT, still as owner of the Property, entered into a Free Lease Agreement with PFIZER CLUBE, a Brazilian association, with headquarters in the City of Guarulhos, State of São Paulo, at Avenida Monteiro Lobato, No. 2270, enrolled in the CNPJ/MF under No. 54.789.698/0001-03 (“Pfizer Club”), on May 8, 1969 (as amended on February 18, 1974, March 7, 1983 and February 21, 1990) (“Original Agreement”), whereupon TENANT leased a certain area of the Property to PFIZER CLUB, hereinafter identified as “Club Area”.

(C) Na referida Área do Clube foram	(C) The Club Area has been subject to

realizadas diversas benfeitorias e construções, além de ter o Contrato Original sofrido modificações em suas disposições, razão pela qual a LOCATÁRIA e o PFIZER CLUBE, de comum acordo, decidiram celebrar um Instrumento Particular de Comodato em 28.05.2012, a fim de consolidar os termos e condições relativos ao uso e ocupação da Área do Clube pelo PFIZER CLUBE e revogar o Contrato Original (“Contrato de Comodato”).	several improvements and constructions, as well as material changes in the provisions on the Original Agreement were made and, in view of that, LANDLORD and PFIZER CLUB decided to enter into a Free Lease Agreement on May 28, 2012, in order to consolidate the terms and conditions concerning the use and occupancy of the Club Area by PFIZER CLUB and to revoke the Original Agreement (“Free Lease Agreement”).

(D) Apesar da transferência da titularidade do Imóvel para a LOCADORA, a LOCATÁRIA permanecerá exercendo suas atividades no Imóvel, razão pela qual a LOCADORA e a LOCATÁRIA têm interesse em celebrar um contrato de locação não residencial para estabelecer os termos e condições relativos ao uso e ocupação do Imóvel.	(D) Despite the transfer of ownership of the Property to LANDLORD, TENANT will remain performing its activities in the Property, which is the reason why LANDLORD and TENANT have an interest in celebrating a non-residential lease agreement, in order to establish the terms and conditions concerning the use and occupancy of the Property.

(E) Para que a LOCATÁRIA possa continuar a exercer suas atividades no Imóvel, a LOCADORA locará determinados bens móveis da LOCADORA, nos termos do Instrumento Particular de Contrato de Locação de Bens Móveis e Outras Avenças firmado entre as Partes na presente data (“Contrato de Locação De Bens Móveis”), e cuja existência é fundamental para manutenção dos termos e condições estabelecidos no	(E) In order for TENANT to continue performing its activities in the Property, TENANT shall lease certain movable asses from LANDLORD, in accordance with the Private Instrument of Lease Agreement Movable Asses and Others executed by the Parties on the date hereof (“Instrument of Lease Agreement Movable Assets”), and which existence is essential for maintaining the terms and conditions set forth in this Agreement.

presente Contrato.

RESOLVEM a LOCADORA e a LOCATÁRIA (doravante conjuntamente denominadas como “Partes” e individualmente como “Parte”), celebrar o presente Instrumento Particular de Contrato de Locação de Imóvel Não Residencial (“Contrato”), mediante as seguintes cláusulas e condições:

LANDLORD and TENANT (jointly referred to herein as “Parties”, and individually as “Party”) have mutually agreed to enter into this Private Instrument of Non Residential Lease (“Agreement”), pursuant to the following terms and conditions:

I. OBJETO	I. SCOPE

1.1. A LOCADORA declara ser proprietária, livre e desembaraçado de quaisquer ônus, dúvidas, dívidas, hipotecas, legais ou convencionais, ou mesmo de tributos em atraso, do Imóvel, descrito e caracterizado conforme segue:	1.1. LANDLORD represents to be the owner, free and clear of any liens, doubts, debts, legal or conventional mortgages, or even overdue taxes, of the Property located in the City of Guarulhos, State of São Paulo, described and characterized as follows:

Matrícula nº 88.486 do 1º Cartório de Registro de Imóveis de Guarulhos/SP:

“PRÉDIO INDUSTRIAL Nº 1.111, com a área de 4.645,62m²; PRÉDIO INDUSTRIAL Nº 1.111, com a área de 38.462,33m², e PRÉDIO para fins diversos, lazer nº 1.111, com a área de 2.640,88m², todos situados na avenida Presidente Tancredo Neves, FAZENDA BELA VISTA, perímetro urbano, e respectivo terreno designado como ÁREA “A”, com a seguinte descrição: A divisa do terreno, inicia-se no ponto “P”, localizado no alinhamento da Av. Monteiro Lobato, a divisa segue em curva com AC = 02º 44’ 46” – Raio = 308,070m e desenvolvimento de 14,765m até atingir o ponto “17”; do ponto 17, a divisa segue em reta com azimute de 81º 31’ 03” e da distância de 30,236m até atingir o ponto “18”; do ponto “18”, a divisa deflete à direito e segue com azimute 84º 00’ 07” e distância de 47,572m até atingir o ponto “19”; do ponto “19”, a divisa deflete à esquerda e segue com azimute 82º 13’

25” e distância de 54,964m até atingir o ponto “20”; do ponto “20”, a divisa deflete à esquerda e segue com azimute de 80º 12’ 04” e distância de 147,998m até atingir o ponto “21”; do ponto “21”, a divisa segue descrevendo uma curva circular à esquerda com AC = 17º 17’ 21” – Raio = 213,370m e desenvolvimento de 64,385m, até atingir o ponto “22”; do ponto “22”, a divisa segue descrevendo uma curva circula à esquerda com AC = 06º 53’ 24” – Raio = 658,780m e desenvolvimento de 79,220m até atingir o ponto “23”; do ponto “23”, a divisa segue em reta com azimute de 66º 29’ 04” e distância de 71,895m até atingir o ponto “24”; (Antigo Marco M-XII); do ponto “P” ao ponto “24” confronta-se com a Av.Monteiro Lobato; do ponto “24”, a divisa deixa o alinhamento da Av. Monteiro Lobato e deflete à direita e segue com azimute de 165º 08’ 44” e distância de 113,518m até atingir o ponto “25”; do ponto “25”, a divisa deflete à esquerda e segue com azimute de 163º 42’ 22” e distância de 18,249m até atingir o ponto “26”; do ponto “26”, a divisa deflete à direita e segue com azimute de 175º 39’ 15” e distância de 46,425m até atingir o ponto “27”; do ponto “27”, a divisa deflete à direita e segue com azimute de 176º 32’ 38” e distância de 54,427m até atingir o ponto “28”; do ponto “28”, a divisa deflete à direita e segue com azimute de 180º 00’ 17” e distância de 13,937m até atingir o ponto “29” (antigo Marco M-XVI), no alinhamento da Av. Pres. Tancredo de Almeida Neves; do ponto “24” ao ponto “29”, confronta-se com propriedade do Laboratórios Pfizer Ltda; do ponto “29” a divisa deflete à direita e segue acompanhando alinhamento da Av. Pres. Tancredo de Almeida Neves, com azimute de 247º 36’ 40” e distância de 449,300m até atingir o ponto “30”; do ponto “30”, a divisa deflete à esquerda e segue com azimute de 245º 17’ 18” a distância de 7,817m até atingir o ponto “31”; do ponto “31”, a divisa deflete à direita e segue com azimute de 247º 36’ 52” e distância de 48,304m até atingir o ponto “32”; do ponto “32”, a divisa segue descrevendo uma curva circular à direita com AC = 05º 51’ 40” – Raio = 324,940m e desenvolvimento de 33,240m, até atingir o ponto “33”; do ponto “33”, a divisa segue em reta com azimute de 254º 16’ 47” e distância de 11,94m até atingir o ponto “33-A”; do ponto “33-A”,a divisa deflete à direita e segue com azimute de 352º 48’ 31” e distância de 47,33m até atingir o ponto “33B”; do ponto “33B”, a divisa deflete à direita e segue com azimute de 79º 33’ 33” e distância de 2,00m até atingir o ponto “33-C”; do ponto “33-C”, a divisa segue descrevendo uma curva circular à esquerda com AC = 89º 49’ 24” – Raio = 6,00m e desenvolvimento de 9,30m, até atingir o ponto “33-D”; do ponto “33-D”, a divisa segue com azimute de 352º 22’ 18” e distância de 41,87m até atingir o ponto “33-E”; do ponto “33-E”, a divisa segue descrevendo uma cursa circular à direita com AC = 90º 45’ 04” – Raio = 6,00m e desenvolvimento de 9,50m até atingir o ponto “33-F”;do ponto “33-F”, a divisa segue com azimute de 82º 42’ 19” e distância de 72,56m até atingir o ponto “33-G”; do ponto “33-G”, a divisa deflete à esquerda e segue com azimute de 352º 30’ 57” e distância de 165,61m até atingir o ponto “33-H”; do ponto “33-H”, a divisa deflete à esquerda e segue com azimute de 262º 58’ 59” e distância 41,65m até atingir o ponto “33-I”; do ponto “33-I”, a divisa deflete à direita e segue com azimute de 352º 23’ 45” e distância de 5,97m até atingir o ponto “33-J”; do ponto “33-J”, a divisa deflete à esquerda e segue com azimute de 262º 23’ 44” e distância de 21,90m até atingir o ponto “33-L”; do ponto “33-L”, a divisa deflete à direita e segue com azimute de 352º 21’ 55” e distância de 41,08m até atingir o ponto “P”, ponto inicial desta descrição, localizado no alinhamento da Av.Monteiro Lobato, confrontando do ponto “33-A” até o ponto “P” com a Área “B”, encerrando a área de 124.448,33m².”

Matrícula nº 3.411 do 1º Cartório de Registro de Imóveis de Guarulhos/SP:

“Uma gleba de Terras, situada á Via Monteiro Lobato, km. 19, antiga Estrada de Nazaré, Gleba C, nesta cidade, com a área de 18.445,40 ms2, que se inicia no marco de concreto nº 5, colocado na lateral da Via Monteiro Lobato e junto á divida da gleba B; daí segue em curva, pela lateral da Via Monteiro Lobato, em direção á Guarulhos numa extensão de 76,45ms, atingindo o marco 8, colocado no eixo de um valo existente e na divisa de terrenos de Pfizer Química Lt, daí defletindo á esquerda, segue em curva, pelo eixo do mencionado valo existente, numa extensão de 234,25ms, encontrando o marco 7, colocado na lateral da faixa de domínio da Estrada de Ferro Sorocabana; daí defletindo á esquerda, segue numa extensão de 82,15ms, encontrando o marco B; daí defletindo á direita e formando um ângulo interno de 180º 41’, segue em reta sempre dividindo com a faixa de domínio da Estrada de Ferro Sorocabana, numa extensão de 19,65, encontrando o marco 6, colocado na divisa da gleba B, daí defletindo á esquerda, segue em reta, dividindo com a gleba B, numa extensão de 235,50ms, encontrando o marco 5, início desta descrição.”

Matrícula nº 3.412 do 1º Cartório de Registro de Imóveis de Guarulhos/SP:

“Um terreno, situado á Via Monteiro Lobato, que começa no marco MF, na divisa do terreno, entre a Hatsuta do Brasil S/A, em frente á Via Monteiro Lobato. Desse ponto segue em linha reta 3,15ms no rumo SW 77º 50’, até o marco MA, paralelamente á Via Monteiro Lobato, confrontando neste trecho com a Via Monteiro Lobato, daí deflete á esquerda e segue o rumo SW 0º 25’, numa dustância em linha reta de 125,50ms, até o marco cravado junto á cerca de divisa da Hatsuta S/A, confrontanco neste trecho com terrenos de propriedade da Pfizer Corporation do Brasil, daí segue em linha reta 44,20ms, no rumo NE 9º 22’, sempre acompanhando a cerca da Hatsuta do Brasil S/A, até o marco MC. Daí deflete á esquerda e segue 29,60ms em linha reta, no rumo NE 5º 25’, até o marco MD, sempre acompanhando a cerca da Hatsuta do Brasil S/A, daí segue em linha reta, no rumo NE 0º 13’, até o marco ME, sempre acompanhando a cerca da Hatsuta do Brasil S/A, daí deflete á esquerda e segue 44,80ms no rumo NW 7º 50’, sempre acompanhando a cerca da Hatsuta do Brasil S/A, até o marco MF, confrontando do marco MB, até o marco MF, com terrenos de propriedade da Hatsuta do Brasil S/A, encerrando a área de 752,72ms2.”

1.1.1. O Imóvel foi havido pela LOCADORA nesta data, nos termos dos Documentos da Cisão.	1.1.1. The Property was acquired by LANDLORD on the date hereof under the Spin-Off Documents.

1.1.2. O Imóvel está inscrito junto à Prefeitura Municipal de Guarulhos, Estado São Paulo, sob os nºs de contribuinte 084.50.43.2637.01.000.3, 084.50.43.2637.02.000.2, 084.50.43.2637.03.000.1 e 084.50.43.1629.00.000.6.	1.1.2. The Property is enrolled with the City Hall in Guarulhos, State of São Paulo, under taxpayer Nos. 084.50.43.2637.01.000.3, 084.50.43.2637.02.000.2, 084.50.43.2637.03.000.1 and 084.50.43.1629.00.000.6.

1.1.3. Pelo presente Contrato e na melhor forma de direito, a LOCADORA	1.1.3. By this Agreement and pursuant to law, LANDLORD shall lease

dará o Imóvel em locação à LOCATÁRIA para fins estritamente não residenciais.	the Property to TENANT strictly for non residential use.

1.1.4. As Partes reconhecem e concordam que o presente Contrato está sujeito ao Contrato de Fornecimento e Fabricação celebrado em 1° de outubro de 2012 entre as Partes e suas respectivas filiais (“CFF”), e no caso de eventual conflito entre o presente Contrato e o CFF, deverá prevalecer o disposto no CFF.

1.1.4. The Parties acknowledge and agree that this Agreement is subject to the Manufacturing and Supply Agreement, dated as of October 1, 2012, between the Parties or their respective affiliates (“MSA”), and to the extent of any conflict between this Agreement and the MSA, the MSA shall control.

1.1.5. As Partes reconhecem e concordam que durante o prazo do presente Contrato, o Imóvel será de uso e benefício exclusivo da LOCATÁRIA, e o LOCADOR não terá qualquer direito a e não deverá, direta ou indiretamente, utilizar, ou locar, sublocar ou emprestar ou de qualquer forma autorizar ou permitir o uso por qualquer terceiro do Imóvel, sem o prévio consentimento por escrito da LOCATÁRIA em cada caso, a critério da LOCATÁRIA.	1.1.5. The Parties acknowledge and agree that for the duration of the term of this Agreement, the Property shall be for the exclusive use and benefit of TENANT, and LANDLORD shall have no right to, and shall not, directly or indirectly, use or lease, sublease or lend to or otherwise authorize or permit the use by any third party the Property without the TENANT’s prior and specific written consent in each instance in TENANT’s entire discretion.

II. PRAZO	II. TERM

2.1. O prazo da locação é de 5 (cinco) anos, contados a partir desta data, com término em 28 de setembro de 2017.	2.1. The term for the lease is five (5) years, beginning on the date hereof and expiring on September 28, 2017.

2.1.1. O prazo deste Contrato será renovado automaticamente por	2.1.1. The term of this Agreement shall be automatically renewed for

períodos sucessivos de 1 (um) ano, a critério exclusivo da LOCATÁRIA, exceto se a LOCATÁRIA comunicar a LOCADORA por escrito sobre a não renovação, com antecedência mínima de 180 (cento e oitenta) dias da data do término do prazo de vigência de cada período. A renovação do Contrato será conforme os mesmos termos e condições aplicáveis ao Contrato inicial.	successive periods of one (1) year, at TENANT entire discretion, unless the TENANT notifies the LANDLORD of non-renewal in written within at least 180 (one hundred and eighty) days before the term’s expiration date of each period. The renewal of this Agreement shall be on the same terms and condition applicable to the initial Agreement.

2.1.2. No caso de haver prorrogação do prazo de vigência do Contrato de Locação dos Bens Móveis, o prazo do presente Contrato será prorrogado por igual período, devendo tal prorrogação ser formalizada por meio e aditivo concomitantemente à formalização do aditivo relativo ao Contrato de Locação de Bens Móveis.	2.1.2. In case the term of the Instrument of Lease Agreement Movable Assets is extended, the term of the present Agreement shall be extended for the same period, being such extension formalized by means of an amendment executed on the same date of the amendment for the Instrument of Lease Agreement Movable Assets.

2.1.3. Fica desde já justo e acordado pelas Partes que este Contrato será rescindido caso ambas as seguintes condições tenham ocorrido: (i) todas as operações de fabricação da LOCATÁRIA no Imóvel com relação a produtos sujeitos ao CFF tenham sido transferidas à LOCADORA ou uma afiliada da LOCADORA; e (ii) todas as demais operações de fabricação da LOCATÁRIA tenham sido transferidas para outro estabelecimento detido ou controlado pela LOCATÁRIA ou por terceiros (ou pela LOCADORA) contratados pela LOCATÁRIA	2.1.3 It is hereby agreed by the Parties that this Agreement shall terminate in case both of the following two conditions have occurred: (i) all of TENANT’s manufacturing operations at the Property with respect to products under the MSA have been transferred to LANDLORD or its affiliate, and (ii) all of TENANT’s other manufacturing operations at the Property have been transferred to another facility owned or controlled by TENANT or a third party (or LANDLORD) contracted by TENANT for such purpose, provided that the

para tal finalidade, desde que as Partes tenham de comum acordo concordado por escrito que tal condição tenha ocorrido (e tal concordância não pode ser detida ou atrasada de forma injustificada). O término do Contrato nos termos desta cláusula deverá ocorrer em no mínimo 180 (cento e oitenta) dias contados a partir do acordo das partes quando à ocorrência da condição (ou outro período maior acordado entre as Partes).	Parties have mutually agreed in writing that each such condition has occurred (such agreement not to be unreasonably withheld or delayed). Termination of the Agreement under this section shall be effective not less than 180 days (or such longer period as may be so agreed) following such agreement with respect thereto.

2.1.4. Sempre seguindo os termos do Contrato de Locação de Bens Móveis, este Contrato poderá ser rescindido, a qualquer momento por mútuo acordo por escrito entre as Partes.	2.1.4. Always subject to the provisions of the Instrument of Lease Agreement Movable Assets, this Agreement may be terminated at any time upon mutual written agreement by the Parties.

2.1.5. A LOCATÁRIA deverá desocupar o Imóvel mediante o término do prazo do Contrato ou de cada prorrogação, conforme aplicável, entregando-o nas condições aqui previstas.	2.1.5. TENANT shall vacate the Property upon the expiration of the term or any renewal period, as applicable, returning the Property under the same conditions described herein.

III. ALUGUEL, REAJUSTE E MULTA	III. RENT, RENT ADJUSTMENT AND PENALTY

3.1. O aluguel mensal equivale ao valor da despesa de depreciação do Imóvel, conforme registros contábeis da LOCADORA. O valor do aluguel até o final de novembro de R$ 479.977,00 (quatrocentos e setenta e nove mil,	3.1. The monthly rent corresponds to the amount of the depreciation expenses of the Property, as per LANDLORD’s accounting records. The rent until the end of November/2012 shall be R$ 479,977.00 (four hundred seventy

novecentos e setenta e sete reais), o qual corresponde à depreciação mensal estimada do Imóvel até 31.11.2012 (“Valor do Aluguel no Primeiro Ano”).	nine thousand nine hundred seventy seven reais), which corresponds to the estimated monthly depreciation of the Property until November 31, 2012 (“First Year Rent”).

3.1.1. No mês de Novembro de 2012, as Partes farão um encontro de contas para verificar se o Valor do Aluguel no Primeiro Ano efetivamente refletiu a depreciação mensal do Imóvel desde a data de assinatura deste Contrato até o final do ano de 2012 (“Encontro de Contas”). Caso o Valor do Aluguel no Primeiro Ano tenha sido inferior à depreciação mensal do Imóvel até 31.11.2012, a LOCATÁRIA deverá efetuar o pagamento da diferença à LOCADORA no prazo de 30 (trinta) dias contados do Encontro de Contas. Caso o Valor do Aluguel Primeiro Ano tenha sido superior à depreciação mensal do Imóvel até 30.11.2012, a LOCADORA deverá efetuar o pagamento da diferença à LOCATÁRIA no prazo de 30 (trinta) dias contados do Encontro de Contas.	3.1.1. In November 2012, the Parties shall make a settlement of accounts to verify if the First Year Rent effectively reflected the monthly depreciation of Property as of the date hereof until the end of 2012 (“Settlement”). If the First Year Rent was lower than the monthly depreciation of the Property until November 30, 2012, TENANT shall pay the difference to LANDLORD within thirty (30) days of the Settlement. If the Rent Value for the First Year has been higher than the monthly depreciation of Property until November 30, 2012, LANLORD shall pay the difference to the TENANT within thirty (30) days as of the Settlement.

3.1.2. Não após 30 de junho de cada ano durante o prazo do presente Contrato, o LOCADOR encaminhará à LOCATÁRIA uma estimativa da depreciação mensal do Imóvel para o período entre 1º de dezembro até 30 de novembro do ano subsequente (“Valor do Aluguel	3.1.2. No later than June 30 of each year during the term of this Agreement, LANDLORD shall send to TENANT an estimate of the monthly depreciation of the Property for the period from December 1st until November 30 of the upcoming year (“Rent Value Coming

Próximos Anos”), juntamente com uma lista pormenorizada explicando os valores estimados, e, ao final de cada ano, as Partes realização um Encontro de Contas, nos moldes previstos na Cláusula 3.1.1. acima.	Years”), jointly with a list describing in detail the estimated amounts, and, at the end of each year, the Parties shall make a Settlement in the manner specified in Clause 3.1.1. above.

3.1.3. O aluguel terá vencimento para o último dia de cada mês, devendo ser pago até o dia 10 (dez) do mês seguinte, por meio de depósito bancário na Conta n° 24.552-7, Agência n° 0716, – Banco 341 – Banco Itaú, em moeda corrente nacional, em nome da LOCADORA, ou onde esta indicar, por escrito, independentemente de aviso ou cobranças. Os aluguéis que não forem quitados dentro desse prazo serão corrigidos pela variação acumulada do índice do IGP-M/FGV, até o efetivo pagamento, acrescidos de multa contratual e convencional de 2% (dois por cento), e dos juros moratórios de 1% (hum por cento) ao mês.	3.1.3. The rent shall be due on the last day of each month and shall be paid by day ten (10) of the following month through Bank Deposit in Account: 24.552-7 – Branch: 0716 – Bank: 341 – Banco Itaú, in national currency, in the name of LANDLORD, or wherever LANDLORD appoints in writing, regardless of notice or charge. The rents not paid within such period shall be adjusted by accumulated variation of the General Market Price Index (IGMP/FGV) by the effective date of payment plus contractual conventional fine of two percent (2%) and interest on arrears of one percent (1%) per month.

3.2. Além do aluguel, a LOCATÁRIA pagará, mensalmente, as taxas de consumo de água, esgoto e energia elétrica e eventuais excessos de consumo, se houver, além dos tributos municipais, estaduais ou federais que incidirem sobre o Imóvel. A LOCATÁRIA deverá pagar os encargos locatícios aqui tratados diretamente junto aos órgãos arrecadadores.	3.2. In addition to the rent, TENANT shall pay on a monthly basis the expenses related to water consumption, sewage and electric power fees, and possible exceeding amounts, if any, in addition to all the municipal, state and federal taxes levied on the Property. TENANT shall pay the lease charges dealt with herein directly to the competent collection bodies.

3.3. Havendo alteração da forma e local onde a LOCATÁRIA deva pagar o aluguel, esta deverá ser comunicado com até 15 (quinze) dias de antecedência à data de vencimento, mediante notificação por escrito, enviada pela LOCADORA, tendo em vista que o pagamento deve ser realizado sempre na Cidade de Campinas.	3.3. In the event of change in the payment method or place where TENANT shall pay the rent, TENANT shall be informed at least 15 (fifteen) days prior to the payment date upon written notice sent by LANDLORD, and payment shall always be made in the City of Campinas.

3.4. Findo o prazo ajustado na Cláusula II sem que tenha sido renovado pelas Partes, se a LOCATÁRIA continuar no Imóvel por mais de 30 (trinta) dias, sem oposição da LOCADORA, ficará a locação prorrogada por tempo indeterminado, nas mesmas condições contratuais ora estabelecidas, podendo a LOCADORA denunciar o Contrato quando lhe convir, concedendo à LOCATÁRIA o prazo de desocupação de 30 (trinta) dias. Se, notificada, a LOCATÁRIA não restituir o Imóvel no referido prazo, pagará, enquanto o tiver em seu poder, o aluguel e responderá pelos danos causados ao Imóvel.	3.4. At the end of the period set in Clause II without the Agreement being renewed by the Parties, if TENANT remains in the Property for another thirty (30) days, without LANDLORD’s opposition, the lease shall be extended for an undetermined period of time under the same contractual conditions set forth herein, and LANDLORD may terminate the Agreement whenever LANDLORD wishes to do so, granting TENANT thirty (30) days to vacate the Property. If, after being notified, TENANT does not return the Property within such the period, while TENANT is still occupying the real Property, it shall pay the rent and TENANT shall respond for the damages caused to the Property.

3.5. O presente Contrato será considerado automaticamente rescindido, sem que seja devida qualquer multa contratual, caso o Contrato de Locação de Bens Móveis seja rescindido pelas	3.5. This Agreement shall be considered automatically terminated, without the payment of any penalty, in case the Instrument of Lease Agreement Movable Assets is terminated by the

Partes.	Parties.
IV. USO DO IMÓVEL	IV. USE OF THE PROPERTY

4.1. A LOCATÁRIA declara ter ciência de que o Imóvel ora locado deve ser utilizado única e exclusivamente para fins não residenciais, para o desenvolvimento das atividades previstas no contrato social da LOCATÁRIA (inclusive com relação ao desempenho das obrigações da LOCATÁRIA nos termos do CFF), sendo que a finalidade desta locação não poderá ser alterada em nenhuma hipótese. Para maior clareza, nada impede a LOCATÁRIA de exercer quaisquer atividades relacionadas com o Imóvel com relação ao desempenho das obrigações do inquilino sob o CFF, inclusive autorizando ou permitindo terceiros a operar, inspecionar ou não acessar ou utilizar o Imóvel, conforme o caso.	4.1. TENANT hereby represents to be aware that the Property leased herein shall be used solely and exclusively for non-residential purposes (including in connection with performance of TENANT’s obligations under the MSA), for development of the activities set out in the articles of association of the TENANT, and for all other lawful purposes, and the purpose of this lease may not be changed in any way. For clarity, nothing herein shall prevent TENANT from engaging in any activities related to the Property in connection with performance of TENANT’s obligations under the MSA, including authorizing or permitting third parties to operate, inspect or otherwise access or use the Property, as applicable.

4.2. Durante a vigência deste Contrato fica assegurado à LOCADORA o direito de visitar o Imóvel para verificação do bom cumprimento deste Contrato, desde que tenha ajustado data e horário previamente com a LOCATÁRIA, com no mínimo 5 (cinco) dias de antecedência.	4.2. During the term of this Agreement, it is ensured to LANDLORD the right to visit the Property to verify good compliance with this Agreement, provided that the date and time are previously agreed with TENANT, with at least five (5) days in advance.

V. OBRIGAÇÕES DA LOCATÁRIA	V. TENANT’S OBLIGATIONS

5.1. A LOCATÁRIA obriga-se a manter	5.1. TENANT agrees to keep the

o Imóvel nas mesmas condições em que os recebeu (conforme Anexo II), observado o disposto na Cláusula VIII abaixo, ressalvado o desgaste provocado pelo seu uso normal, correndo exclusivamente por sua conta todos os reparos, de forma a conservar o referido Imóvel, suas dependências e instalações, bem como as multas a que der causa por inobservância de quaisquer leis, decretos e regulamentos.	Property in the same condition as that in which they were received (according to Exhibit II), observed Clause VIII below, except for normal wear and tear, and it shall be its sole responsibility to bear all the costs related to repairs, aiming at the maintenance of the Property and its installations and fixtures, as well as the fines arising out of non compliance with any laws, decrees and regulations.

5.1.1. No prazo de, no mínimo, 90 (noventa) dias anteriores à devolução do Imóvel à LOCADORA, as Partes realização vistoria conjunta no Imóvel (“Vistoria Final”), sendo que, se na vistoria forem constatadas irregularidades, tais como defeitos, danos ou estragos, a LOCATÁRIA deverá reparar tais irregularidades antes da devolução do Imóvel à LOCADORA.	5.1.1. Within at least 90 (ninety) days prior to the return of the Property to the LANDLORD, the Parties shall jointly inspect them (“Final Inspection”), and, if irregularities are detected in the survey, such as defects, injuries or damages, the TENANT shall repair such defects prior to returning the Property to the LANDLORD.

VI. DECLARAÇÕES DA LOCADORA	VI. LANDLORD’S REPRESENTATIONS

6.1. A LOCADORA declara não haver quaisquer restrições à ocupação e uso do Imóvel pela LOCATÁRIA, obrigando-se expressamente, sob pena de cometimento de infração contratual, a:	6.1. LANDLORD represents that there are no restrictions on occupancy and use of the Property by TENANT, expressly undertaking, under penalty of breach of the Agreement, to:

(i) entregar o Imóvel a LOCATÁRIA em perfeitas condições ao uso a que se destinam;	(i) hand in the Property to TENANT in perfect condition for the use for which they are intended;

(ii) garantir o uso pacífico do Imóvel durante o prazo de vigência da locação, durante todos os dias da semana, 24 (vinte e quatro) horas ao dia;	(ii) ensure the peaceful use of the Property during the term of the lease, every day of the week, twenty four (24) hours a day;

(iii) responder por quaisquer vícios ou defeitos anteriores à presente locação;	(iii) answer for any vices or defects prior to this lease;

(iv) fornecer à LOCATÁRIA os recibos apropriados, discriminando os valores pagos pelos mesmos; e	(iv) provide TENANT with the appropriate receipts, itemizing the amounts paid thereby; and

(v) ressarcir qualquer prejuízo direto ou indireto que a LOCATÁRIA venha a suportar na hipótese de o poder público determinar a interdição parcial ou total do Imóvel, por fato ou ato atribuído a LOCADORA.	(v) reimburse any direct or indirect losses incurred by TENANT in the event the public authorities determine partial or total condemnation of the Property due to a fact or act attributable to LANDLORD.

VII. DECLARAÇÕES DA LOCATÁRIA	VII. TENANT’S REPRESENTATIONS

7.1. A LOCATÁRIA declara ter recebido o Imóvel em boas condições de uso e ocupação, conforme Laudo de Vistoria a ser elaborado pelas Partes e anexado ao presente Contrato como Anexo II em até 45 (quarenta e cinco) dias contados da presente data.	7.1. TENANT states to have received the Property in good conditions for use and occupation, pursuant to the Inspection Report to be prepared by the Parties and attached to this Agreement as Exhibit II in up to forty-five days (45) as from the date hereof.

7.1.1. A LOCATÁRIA não terá qualquer direito a reclamação, indenização ou rescisão, se, por qualquer motivo, inclusive por impedimento decorrente de lei, regulamento, convenção ou de	7.1.1. TENANT shall not be entitled to any kind of complaint, compensation or termination if, for any reason including arising out of law, regulation, convention or faults found in the installations, there

deficiência nas instalações, houver qualquer restrição à perfeita utilização do Imóvel no que diz respeito à possibilidade de utilizá-lo para os fins comerciais pretendidos.	is any restriction to the perfect use of the Property with regard to the possibility of using it for commercial purposes intended.

7.1.2. A LOCADORA declara que o Imóvel está devidamente regularizados junto à Prefeitura local e ao Corpo de Bombeiros, possuindo todas as licenças e alvarás exigidos para que possa ser regularmente ocupado.	7.1.2. The LANDLORD declares that the Property is duly regularized by the local City Hall and the Fire Department, possessing all necessary licenses and permits required for it to be occupied on a regular basis.

7.1.3. Vícios ocultos ou de difícil constatação, notadamente aqueles relacionados às instalações elétricas, hidráulicas ou estruturais, poderão ser comunicados à LOCADORA ao tempo em que forem efetivamente verificados pela LOCATÁRIA, ficando a LOCADORA obrigada a, às suas expensas, providenciar o reparo do vício ou defeito encontrado, podendo a LOCATÁRIA, se assim bem entender, providenciar o reparo e deduzir o respectivo montante, integralmente, do próximo aluguel vincendo, mediante autorização prévia, por escrito da LOCADORA, a qual não poderá ser injustificadamente negada. Se a LOCADORA não se manifestar no prazo de até 10 (dez) dias úteis contados a partir do recebimento do pedido de autorização por escrito, considerar-se-á tal fato com consentimento tácito. É facultada a LOCATÁRIA a rescisão do	7.1.3. Latent defects or defects difficult to detect, particularly those related to electrical or hydraulic installations or to structural elements, may be reported to LANDLORD when they are actually found by TENANT, and in this case LANDLORD shall, at its own expense, arrange for repair of the vice or defect found; TENANT, at its discretion, may arrange for such repair and deduct the respective amount in full from the next rent falling due, upon prior written authorization from LANDLORD, which shall not be unreasonably withheld. If LANDLORD fails to express itself within ten (10) business days from receipt of a written request for authorization, such fact shall be deemed to be a tacit agreement. It is also allowed to the TENANT, as its exclusive discretion, the termination of all obligations hereunder, without any kind of fine or penalty, should such defect

presente Contrato, sem que incorra em nenhuma penalidade, caso o vício encontrado impossibilite o exercício regular de suas atividades.	precludes the regular exercise of TENANT’s activities.

VIII. BENFEITORIAS	VIII. IMPROVEMENTS

8.1. Qualquer obra ou benfeitoria no Imóvel deverá ser arcada pela LOCADORA e somente poderá ser implementada após o prévio consentimento por escrito da LOCADORA.	8.1. Any works or improvements in Property shall be borne by LANDORD and can only be implemented upon LANDLORD prior written consent.

8.1.1. A LOCATÁRIA terá direito de retenção e/ou indenização por todas as obras ou benfeitorias realizadas com o consentimento prévio, expresso e por escrito da LOCADORA.	8.1.1. TENANT shall be entitled to refund and/or compensation for all works or improvements made upon LANDLORD’s prior, express and written consent.

8.2. Sem prejuízo do disposto na Cláusula 8.1. acima, a LOCATÁRIA poderá, ao seu único e exclusivo critério, realizar no Imóvel, ou nas suas dependências, quaisquer obras ou benfeitorias, sem prévio e expresso consentimento da LOCADORA por escrito.	8.2. TENANT may carry out, at its sole and entire discretion, any works or improvements in the Property or in its installations without LANDLORD’s prior and express consent.

8.2.1. A LOCATÁRIA não terá direito de retenção e/ou indenização por qualquer obra ou benfeitoria realizada sem o prévio consentimento por escrito da LOCADORA	8.2.1. TENANT shall not be entitled to refund and/or compensation for all works or improvements made without LANDLORD’s prior, express and written consent.

8.3. Sem prejuízo do disposto na	8.3. Without limiting Section 2.3 of the

cláusula 2.3 do CFF, caso, a critério da LOCATÁRIA, sejam necessários obras ou benfeitorias no Imóvel, a LOCATÁRIA deverá notificar a LOCADORA nesse sentido (“Notificação de Investimento”).	MSA, in case, at TENANT’s discretion, certain investments in the Property are necessary, TENANT shall send a notice to LANDLORD in this regard (“Investment Notice”).

8.3.1. A LOCADORA deverá enviar uma resposta sobre a Notificação de Investimento dentro de 10 (dez) dias contados do seu recebimento.	8.3.1. LANDLORD shall send a reply to the Investment Notice within ten (10) days of the receipt of the Investment Notice.

8.3.2. A partir da data da Notificação de Investimento e até a conclusão dos investimentos, deverá comunicar a LOCATÁRIA nesse sentido no prazo previsto na cláusula 8.3.1 acima e tomar todas as medidas necessárias para que o investimento no Imóvel seja iniciado com a maior brevidade possível e de outra forma assistir e cooperar integralmente com a LOCATÁRIA em relação a tal investimento, incluindo mas não se limitando a tratativas com fornecedores e assinatura dos contratos pertinentes.	8.3.2. From the date of the Investment Notice and until completion of the investment, LANDLORD shall take all necessary measures so that the investment at the Property starts as soon as possible and otherwise fully assist and cooperate with TENANT in connection with such investment, including but not limited to starting negotiations with suppliers and signing the relevant agreements.

8.3. O Imóvel deverá ser devolvido a LOCADORA após a expiração do término do presente Contrato nos termos constantes do Laudo de Vistoria, ressalvado o desgaste natural decorrente do seu uso e quaisquer benfeitorias ou investimentos em qualquer Notificação de Investimento ou de outra forma	8.3. The Property shall be returned to LANDLORD following expiration of the term of this Agreement on the same conditions indicated in the Inspection Report, except for normal wear and tear and any improvements or investments in any Investment Notice or otherwise approved by the TENANT. In addition, the

aprovado pela LOCATÁRIA. Ademais, as Partes neste ato reconhecem e acordam que a LOCATÁRIA não terá a obrigação de demolir, desmantelar, remover ou de outra forma alterar qualquer benfeitoria ou investimento no Imóvel, incluindo sem limitação, qualquer equipamentos, acessórios ou outros ativos comprados ou instalados pela LOCATÁRIA no Imóvel e a LOCATÁRIA poderá ao seu critério retirar ou abandonar qualquer do acima mediante expiração do prazo deste Contrato.	Parties hereby acknowledge and agree that TENANT shall have no obligation to demolish, dismantle, remove or otherwise alter any improvements or investments at the Property, including without limitation any equipment, fixtures or other assets purchased or installed by TENANT at the Property, and TENANT may at its option leave and abandon any of the foregoing at the Property upon the expiration of the term of this Agreement.

IX. REGISTRO E EFICÁCIA	IX. REGISTRATION AND EFFECTIVENESS

9.1. Para a plena eficácia do disposto nesta cláusula e nos termos dos artigos 8º e 33, da Lei nº 8.245/91, combinados com o artigo 167, inciso I, item 3, e inciso II, item 16, da Lei de Registros Públicos, fica a LOCATÁRIA autorizada a efetuar o registro e a averbação do presente Contrato na matrícula do Imóvel, comprometendo-se a LOCADORA a apresentar e assinar todos os documentos e aditamentos necessários para tanto, que venham a ser exigidos pelo Cartório de Registro de Imóveis competente. Os custos de averbação e registro deste Contrato deverão ser suportados pela LOCATÁRIA.	9.1. For full effectiveness of the provisions of this section and on the terms of articles 8 and 33, of Law No. 8,245/91, combined with article 167, item I, sub-item 3, and item II, sub-item 16, of the Public Registry Law, TENANT is authorized to provide for the registration and annotation of this Agreement at the record of the Property, and LANDLORD agrees to present and sign all documents and amendments that are necessary for so, which may be required by the competent Real Estate Registry Office. The costs related to the registration and annotation of this Agreement shall be borne by TENANT.

X. DA CESSÃO	X. ASSIGNMENT

10.1. A cessão ou transferência do presente Contrato, incluindo mas sem limitação à qualquer venda, transferência, disposição, sublocação ou empréstimo ou qualquer outra disposição do Imóvel por qualquer das Partes, dependerão do prévio e expresso consentimento da outra Parte, manifestado por escrito, o qual não poderá ser negado injustificadamente, sem motivo razoável, e qualquer cessão ou transferência, incluindo mas sem limitação à qualquer venda, transferência, disposição, sublocação, empréstimo ou qualquer outra disposição do Imóvel sem tal consentimento será nulo e sem efeito ab initio.	10.1. The assignment or transfer of this Agreement, including but not limited to any sale, transfer, disposal, sub-lease, lending or other disposition of the Property by either Party, in whole or in part, shall depend on the other Party’s prior and express consent, given in writing, which shall not be unreasonably withheld, and any such assignment or transfer including but not limited to any sale, transfer, disposal sub-lease, lending or other disposition of the Property without such consent shall be null and void ab initio.

10.1.1. Sem prejuízo do disposto na cláusula 10.1, as Partes ficam desde já autorizadas a ceder ou transmitir o presente Contrato, no todo ou em parte, sem o consentimento prévio da outra Parte, ou qualquer de seus direitos e delegar ou subcontratar qualquer de seus deveres e obrigações nos termos deste Contrato, ou locar ou emprestar o Imóvel, a qualquer empresa do mesmo	10.1.1. Notwithstanding clause 10.1, the Parties are hereby expressly authorized to assign or transfer this Agreement, in whole or in part, without the other Party’s consent, or any of its rights and delegate or subcontract any of its duties and obligations under this Agreement, or sub-lease or lend the Property, to any company pertaining to the same economic group. Upon said

conglomerado econômico das Partes. Mediante referida cessão ou transferência, deverão as Partes e os sucessores assinar os instrumentos pertinentes. Adicionalmente, a LOCATÁRIA poderá ceder ou transferir este Contrato, no todo ou em parte, ou quaisquer de seus direitos e delegar ou subcontratar qualquer de suas responsabilidades previstas neste Contrato ou sub-locar ou emprestar o Imóvel em virtude de qualquer cessão, delegação, subcontratação ou outra transferência de seus direitos nos termos do CFF.	assignment or transfer, the Parties and the successors shall sign the relevant instruments. In addition, TENANT may assign or transfer this Agreement, in whole or in part, or any of its rights and delegate or subcontract any of its duties and obligations under this Agreement or sub-lease or lend the Property in connection with any assignment, delegation, subcontracting or other transfer of its rights or obligations under the MSA.

XI. RESCISÃO	XI. TERMINATION

11.1. Fica desde já acordado entre as Partes que a LOCADORA não poderá rescindir o presente Contrato por qualquer motivo anteriormente ao término da vigência do CFF.	11.1. It is hereby established by the Parties that LANDLORD shall have no right to terminate this Agreement for any reason prior to the expiration or termination of the MSA.

11.1.1. Ficará igualmente rescindido de pleno direito o presente Contrato se o Imóvel for desapropriado, sendo certo que a LOCADORA empregará seus melhores esforços para assistir e cooperar com a LOCATÁRIA para prevenir qualquer desapropriação. Sem prejuízo do acima, a LOCADORA deverá notificar a LOCATÁRIA imediatamente após se tornar ciente de que qualquer desapropriação está sendo contemplada	11.1.1. This Agreement will be terminated by operation of law if the Property is expropriated, provided that LANDLORD shall use its best efforts and fully assist and cooperate with TENANT to prevent any such expropriation. Without limiting the foregoing, LANDLORD shall notify TENANT immediately upon becoming aware that any such expropriation is being contemplated by any applicable authority or otherwise is

por qualquer autoridade aplicável ou de outra forma que há um risco de desapropriação.	at risk of occurring.

11.1.1.1. Em caso de desapropriação do Imóvel, é facultado a LOCATÁRIA pleitear do Poder Expropriante a indenização que entender cabível.	11.1.1.1. If the Property is expropriated, TENANT shall be entitled to claim the indemnity it deems appropriate from the expropriating authority.

11.1.2. No caso de sinistro no Imóvel, não atribuível à LOCATÁRIA, se este for parcial, a LOCATÁRIA poderá optar, a seu exclusivo critério, (i) pela continuidade da locação, hipótese na qual a totalidade da indenização paga pela seguradora será aplicada na reconstrução do Imóvel e a LOCATÁRIA terá direito à redução do valor do aluguel na proporção da área útil do Imóvel atingida pelo sinistro, até o restabelecimento da situação anterior, sendo que, para efeitos da referida redução, o valor do aluguel calculado no período deverá ser multiplicado pelo percentual equivalente à área ocupada do Imóvel; ou (ii) por rescindir o presente Contrato, hipótese em que não será devida qualquer penalidade. Se a destruição do Imóvel for total, a LOCATÁRIA poderá optar por (i) rescindir o presente contrato ou (ii) manter a locação, hipótese em que o prazo contratual ficará suspenso pelo tempo necessário à recomposição da área atingida e a totalidade da indenização paga pela seguradora será aplicada na	11.1.2. In case of accident, not attributable to the tenant, if it is partial, the tenant may elect, in its sole discretion, (i) the continuity of the lease in which case the total compensation paid by the insurer will be applied in the reconstruction of the Property and TENANT shall be entitled to reduce the amount of rent in proportion to the usable area of the Property hit by accident until the restoration of the previous situation; or (ii) terminate this Agreement, in which case it will not be pay any penalty. In case of full destruction of the Property, the TENANT may elect to (i) terminate this Agreement or (ii) maintain the lease, in which case the contractual period will be suspended for the time necessary for restoration of the affected area and the total compensation paid the insurer will be applied in the reconstruction of the Property. In the hypothesis of an accident affecting the totality of the Property, during the suspension period of the lease term, the TENANT will not pay

reconstrução do Imóvel . XII. SEGURO	the rent and charges under the lease. XII. INSURANCE

12.1. As Partes reconhecem que, como o Imóvel já vinha sendo utilizado pela LOCATÁRIA até a presente data, o Imóvel já possui coberturas de seguro em nome de e em benefício da LOCATÁRIA, listadas no Anexo III (“Apólices Atuais”). Fica desde já justo e acordado que o Imóvel deverá permanecer coberto pelas Apólices Atuais até o término do prazo de cada Apólice Atual.	12.1. The Parties agree that, since the Property was already being used by the TENANT prior to the date hereof, the Property is already insured by insurance policies in the name of and for the benefit of TENANT, which are listed in Exhibit III (“Current Insurance Policies”). It is hereby agreed that the Property shall remain insured by the Current Insurance Policies until the end of the term of each Current Insurance Policy.

12.2. Dentro de 30 (trinta) dias antes do término do prazo de cada uma das Apólices Atuais, deverá a LOCATÁRIA providenciar a respectiva renovação ou contratar um novo seguro equivalente ao original de uma empresa seguradora de reputação ilibada. A LOCATÁRIA deverá comunicar a renovação ou nova contratação por escrito à LOCADORA dentro em até 10 (dez) dias antes do término do prazo de cada Apólice Original.	12.2. In thirty (30) days prior to expiration of the term of each Current Insurance Policy, TENANT shall take the necessary measures for its renewal or hire a new insurance in terms equivalent to the original one from an insurance company with unblemished reputation. TENANT shall communicate the renewal or new insurance policy to LANDLORD in up to ten (10) days prior to expiration of the term of each Current Insurance Policy.

12.3. A LOCATÁRIA deverá manter coberturas de seguro equivalentes em seu nome e em seu benefício às listas no Anexo III durante todo o prazo do Contrato, devendo, ao final do prazo de cada apólice de seguro ou, conforme o	12.3. TENANT shall keep insurance coverages on its name and for its benefit equivalent to those listed in Exhibit III during the entire term of the Agreement and shall, at the end of the term of each insurance policy or, as the case may be,

caso, mediante sua rescisão antecipada por qualquer motivo, providenciar sua renovação ou contratação de novo seguro e informar a LOCADORA nesse sentido, nos termos da Cláusula 13.2 acima.	its early termination for any reason, take the necessary arrangements to renew it or hire another insurance policy and inform LANDLORD in this regard, under the terms of Clause 13.2 above.

XIII. PENALIDADE E PERDAS E DANOS	XIII. PENALTY AND LOSSES AND DAMAGES

13.1. O descumprimento de qualquer uma das cláusulas deste Contrato sujeitará o infrator a multa não compensatória equivalente a 3 (três) aluguéis. Fica desde já acordado que a penalidade apenas será devida se o descumprimento não for sanado pela outra Parte em, no máximo, 30 (trinta) dias contados do recebimento de notificação por escrito nesse sentido. Tal penalidade não será aplicável em caso de atraso no pagamento do aluguel, hipótese para a aplica-se a penalidade específica prevista na cláusula 3.1.3 acima. Em caso de rescisão antecipada deste Contrato sem a observância do prazo de notificação previsto na cláusula 2.1.2 acima, a penalidade de 3 (três) aluguéis deverá ser paga pela LOCATÁRIA de forma proporcional ao tempo restante para o término do seu	13.1. Non-compliance with any of the clauses of this Agreement shall subject the breaching Party to non-compensatory fine equivalent to three (3) monthly rents. It is hereby agreed that this penalty shall only be applied in case the default if not cured by the Party within thirty (30) days from the receipt of a written notice in this regard. This penalty is not applicable in case of late payment of rent, for which the specify penalty established in clause 3.1.3 above is applicable. In case of early termination of this Agreement without the compliance with the notice term established on clause 2.1.2 above, the 3 monthly rents fine must be paid by TENANT in proportion to the remaining term until the expiration of the term of this Agreement, pursuant to Article 4 of Law 8245/91. The fine set forth herein is

prazo, nos termos do artigo 4º da Lei 8245/91. A multa prevista nesta cláusula sem prejuízo ao e não prejudica o direito das Partes de pleitear ressarcimento das perdas e danos materiais e morais efetivamente incorridos, direta ou indiretamente, e lucros cessantes, em consequência da violação, que superem tal valor e/ou pleitear e obter qualquer performance específica, razoável ou outra medida para tal violação.	without prejudice to and does not jeopardize TENANT’s right to claim redress of the material and moral damages actually suffered, directly or indirectly, and losses of profit as a result of the breach, which exceed such amount and/or to seek or obtain any specific performance, equitable or other relief from the breach.

XIV. DISPOSIÇÕES GERAIS	XV. MISCELLANEOUS

14.1. Todas as comunicações e notificações oriundas deste Contrato serão feitas por escrito e terão plena validade se enviadas por meio de Cartório de Títulos e Documentos, Fax ou mediante correspondência protocolada, para o endereço das Partes, conforme indicado abaixo:	14.1. All notices and communications under this Agreement shall be made in writing and shall be deemed fully valid if sent via the Registry of Deeds and Documents, by fax or by certified mail to the address of the Parties, as follows:

(a) se endereçadas a LOCADORA:

Alexandre Dumas, No. 1711, 8º andar, Cidade de São Paulo, Estado de São Paulo, CEP 04717-004

At.: Sr. Jorge Alexandre de Adelino Espanha

e-mail: jorge.espanha@pfizer.com

Tel.: 55 11 5185-1103

Fax.: 55 11 5185-1152

(a) if to LANDLORD:

Alexandre Dumas, No. 1711, 8th floor, City of São Paulo, State of São Paulo, Zipcode 04717-004

Attn.: Mr. Jorge Alexandre de Adelino Espanha

e-mail: jorge.espanha@pfizer.com

Phone.: 55 11 5185-1103

Fax.: 55 11 5185-1152

(b) se endereçadas a LOCATÁRIA:

Rua Alexandre Dumas, 1860, Cidade de São Paulo, Estado de São Paulo, CEP 04717-904

At.: Sr. Ricardo Clemente

e-mail: ricardo.clemente@pfizer.com

Tel: 55.11.51858401

Fax: 55.11.51851369

(b) if to TENANT:

Rua Alexandre Dumas, 1860, City of São Paulo, State of São Paulo, ZIP Code 04717-904

Mr. Ricardo Clemente

E-mail: ricardo.clemente@pfizer.com

Phone: 55.11.51858401

Fax: 55.11.51851369

14.1.1. Todas as notificações e outras comunicações efetuadas em conformidade com a cláusula anterior serão consideradas como tendo sido feitas na data do respectivo recebimento pelo destinatário, no endereço correto, exceto nos casos de comunicações ou notificações recebidas durante finais de semana, feriados ou após o encerramento do horário comercial, as quais deverão ser consideradas como tendo sido recebidas no dia útil imediatamente subseqüente.	14.1.1. All notices and other communications made pursuant to the preceding section shall be deemed to have been given on the date they are received by the addressee at its regular address, except in the cases of notices or communications received during weekends, holidays or after close of business, which shall be deemed to have been received on the immediately subsequent business day.

14.1.2. Caso haja qualquer alteração no endereço de correspondência, as Partes obrigam-se a comunicar à outra Parte o seu novo endereço de correspondência em até 5 (cinco) dias úteis, sob pena de serem consideradas válidas as comunicações e notificações encaminhadas ao endereço anterior.	14.1.2. In the event of change of the mailing address, the Parties undertake to notify the other of the new address within five (5) business days, on pain of the notices and communications sent to the previous address being deemed valid.

14.2. Quaisquer tolerâncias ou concessões da LOCADORA para com a LOCATÁRIA, quando não manifestadas por escrito, não constituirão precedentes invocáveis por este e, não alterarão obrigações estipuladas neste instrumento.	14.2. Any forbearance or concession from LANDLORD to TENANT, whenever not in writing, shall not characterize precedents which cannot be changed, and shall not alter the obligations set forth in this instrument.

14.3. Este Contrato cancela e substitui qualquer entendimento anterior, oral ou escrito, mantido entre as Partes com relação à matéria aqui objetivada.	14.3. This Agreement cancels and supersedes any prior understanding, oral or written, between the Parties in relation to the subject matter hereof.

14.4. Nenhuma alteração de qualquer das disposições deste Contrato terá qualquer efeito a menos que feita por escrito e assinada conjuntamente pelas Partes.	14.4. No amendment to any provisions of this Agreement shall have any effect, unless made by means of a written instrument signed jointly by the Parties.

14.5. O presente Contrato obriga as Partes e seus sucessores a qualquer tempo e título, tal como redigido.	14.5. This Agreement is binding on the Parties, their successors at any time and in any way, as it is worded.

14.6. A presente locação é regida pela Lei nº 8.245/1991, e subsidiariamente pelo Código Civil.	14.6. This lease is governed by Law No. 8,245/1991 and, in a subsidiary manner, by the Civil Code.

14.7. Em caso de divergência ou conflito entre a versão em Inglês e a versão em Português deste Contrato, a versão em Português deve prevalecer.	14.7. In the event of divergence or conflict between the English version and the Portuguese version of this Agreement, the Portuguese version shall prevail.

14.8. A LOCADORA expressamente	14.8. LANDLORD hereby expressly

reconhece a existência e aceita o Contrato de Comodato, se comprometendo a cumpri-lo durante seu prazo de vigência.	recognizes the existence of and accepts the Free Lease Agreement, and undertakes to comply with such agreement during its term.

XV. FORO	XV. JURISDICTION

15.1. As Partes elegem de comum acordo o Foro da Comarca de São Paulo, Estado de São Paulo, renunciando a qualquer outro por mais privilegiado que seja, para dirimir quaisquer dúvidas ou litígios resultantes deste Contrato.	15.1. The Parties elect the courts of the Judicial District of São Paulo, State of São Paulo, to settle any doubts or questions arising out of this Agreement, and waive any other courts, however more privileged they may be.

E, assim, por estarem justas e contratadas, as Partes assinam o presente instrumento em 03 (três) vias de igual teor e forma, que a seguir vai assinado por 02 (duas) testemunhas presenciais, para que surta seus jurídicos e legais efeitos.	In witness whereof, this Agreement is executed by the Parties in three (3) copies of equal form and content, which shall be executed by and in the presence of two (2) witnesses for all due legal purposes.

São Paulo (SP), 28 de setembro de 2012	São Paulo (SP), September 28, 2012

[Página de assinaturas do Instrumento Particular de Contrato de Locação de Imóvel Não Residencial e Outras Avenças de 28.9.2012 / Signature page of the Private Instrument of Non Residencial Lease and Others of September 28, 2012]

/s/ Jorge Espanha	/s/ Victor Mezei
PAH BRASIL PARTICIPAÇÕES LTDA. Locadora / Landlord	LABORATÓRIOS PFIZER LTDA. Locatária / Tenant

TESTEMUNHAS/ WITNESSES:

/s/ Jose Antonio Lopes	/s/ Elizabeth C. Reinig
Nome/Name: Jose Antonio Lopes RD/ID: 8.299.947-8 CPF: 133.925.638-03	Nome/Name: Elizabeth C. Reinig RD/ID: 18.632.401-7 CPF: 163.832.618-51